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                                                                      Exhibit 23

G. Brad Beckstead, CPA
G. BRAD BECKSTEAD
CERTIFIED PUBLIC ACCOUNTANT
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                             425.928.2877 (efax)





July 18, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of July 18, 2001, on the Financial Statements of Coronado Resources, Inc. for the six months ended June 30, 2001, the year ended December 31, 2000, and the period March 10, 1999 (inception) to June 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
---------------------------
G. Brad Beckstead, CPA